U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2004

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

P.O. Box 95012, 8726 Barnard Street, Vancouver, B.C., Canada	V6P 6A6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 274 8004

(Former name, former address and former fiscal year, if changed since last report.)

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Coffee Pacifica, Inc. have appointed the following individuals as directors effective August 30, 2004:

Mr. Brian J Inouye has a solid 25 year background in scientific research and business management. He has been the principal lead in several product development projects for the private sector, government agencies, and the military. Mr. Inouye is equally at ease with new and emerging developments in communications and technology as he is with the ever-changing shifts in global-marketplace economies. As a published author of several lifestyle magazine articles, Mr. Inouye provides the company with an efficient and effective communication skill set that is sensitive to ethnic, socioeconomic, and cultural differences. Mr. Inouye currently consults to other companies on matters relating to business management and product development

Mr. Bernard Goma is a trained and qualified Co-operative Society Officer. His expertise is in legal and operational aspects of co-operatives in PNG. He started work as a co-operative officer after graduating from the Co-operative College in PNG. In 1984, he was appointed a Co-operative Officer with Simbu Provincial Government and was later appointed Managing Director of Simbu Holdings; a subsidiary company of Simbu Provincial Government.

In 1994, Mr. Goma joined the Coffee Industry Corporation as a Trainer and Coffee Credit Officer responsible for the coffee growers Freight Subsidy and Surety Program. He has been active in the formation and establishment of Coffee Growers Co-operatives throughout PNG, and the establishment of the PNG Coffee Growers Federation. In 2003, Mr. Goma was instrumental in assisting the PNG Government to reactivate the Co-operative Act in PNG.

Mr. McKenzie Jikian graduated from Vudal Agricultural College in PNG with Diploma in Tropical Agriculture in 1973. He was an Agriculture Extension and Marketing Officer from 1974 to 1977 with the Department of Agriculture and Livestock. From 1978 to 1991, he was a lecturer and the Principal of Agricultural College in PNG. From 1991 to 2003, he was Training and Development Manager with the Coffee Industry Corporation responsible for the training of coffee farmers to enhance and improve the quality of coffee produced by co-operatives in Papua New Guinea.

The Board of Directors has also appointed Mr. Brian Inouye as the Secretary of the Company.

There are no arrangements or understandings between the new directors and any other persons pursuant to which such director was selected as a director.

None of the newly elected Board members has been assigned to any Board committees.

During the previous two years, none of the newly appointed Directors had an interest in any transactions to which the small business issuer was or is to be a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                                                                                            COFFEE PACIFICA, INC.

Date: August 31, 2004                                                                                      /s/ Shailen Singh

                                                                                                                            Shailen Singh, President & CEO